UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                      ------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
    PURSUANT TO SECTIONS 13 AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 DATE OF REPORT
                 (DATE OF EARLIEST EVENT REPORTED): MAY 12, 1997

                          -----------------------------


                       HORIZON/CMS HEALTHCARE CORPORATION
             (Exact name of Registrant as specified in its charter)



DELAWARE                                   1-9369                   91-1346899
(State or other jurisdiction        (Commission File No.)     (I.R.S. Employer
of incorporation or org-                                     Identification No.)
anization)



                          6001 INDIAN SCHOOL ROAD, N.E.
                                    SUITE 530
                             ALBUQUERQUE, NEW MEXICO
                              (Address of principal
                               executive offices)

                                      87110
                                   (Zip Code)

ITEM 5.  OTHER EVENTS

         Horizon/CMS Healthcare Corporation ("Horizon/CMS") announced on May 12, 1997, that it had agreed to terminate certain agreements (the "Management Agreements") between its wholly-owned subsidiary, Horizon Facilities Management, Inc. ("HFM"), and Texas Health Enterprises, Inc. and certain of its affiliates (collectively, the "HEA Group") and to restructure and forgive certain indebtedness of the HEA Group. The HEA Group operates 126 nursing facilities in Texas, Oklahoma and Michigan. Under the Management Agreements that were originally effective January 1, 1996, HFM has provided management and administrative services for such facilities and has provided a line of credit facility (the "Credit Facility") for the benefit of such facilities. In addition, certain other subsidiaries of Horizon/CMS have provided ancillary medical, institutional pharmacy and therapy services to the HEA Group facilities (the "Ancillary Services").

         For the nine months ended February 28, 1997, management fees charged to the HEA Group by HFM, net of direct expenses, totaled approximately $5.9 million, before income taxes. During this same period, revenues related to the Ancillary Services provided to the HEA Group by Horizon/CMS and its subsidiaries totaled approximately $24.5 million.

         In March 1997, Horizon/CMS and a third party negotiated, subject to the consent of the HEA Group, a sale of the stock of HFM and all of the trade debt owing by the HEA Group to Horizon/CMS and its subsidiaries. At that time, amounts owed by the HEA Group to Horizon/CMS for management fees, Ancillary Services, and interest on advances made pursuant to the Credit Facility were significantly in arrears. The HEA Group, when consulted in April 1997, refused to consent to such a sale and asserted monetary claims, allegedly of substantial value, against Horizon/CMS for the manner in which the indebtedness under the Credit Facility was administered and the manner in which HFM provided management and administrative services to the HEA Group facilities. Horizon/CMS disputed, and continues to dispute, the claims made by the HEA Group. By the end of April 1997, amounts owed by the HEA Group to Horizon/CMS, including principal under the Credit Facility of approximately $26.3 million, aggregated approximately
$61.3 million. After considering (i) the amounts owed by the HEA Group to Horizon/CMS and its subsidiaries, (ii) the monetary and operational resources required to provide continuing management services to HEA Group facilities in light of the increasing uncertainties surrounding the ongoing operations of the HEA Group facilities, (iii) the ability of the HEA Group facilities to repay the amounts owing to Horizon/CMS and its subsidiaries, (iv) the ability of Horizon/CMS and its subsidiaries to pursue the legal remedies available to them under the Management Agreements and the Credit Facility and to realize on the same, (v) the merits of the claims asserted by the HEA Group, (vi) the effect of the foregoing on the patients residing in the HEA Group facilities, (vii) Horizon/CMS's strategic objectives, and (viii) the pending merger transaction with



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

HEALTHSOUTH Corporation, Horizon/CMS determined in May 1997 that it was in the best business interest of Horizon/CMS to terminate the Management Agreements, to restructure certain trade indebtedness of the HEA Group to Horizon/CMS and its subsidiaries, and to release the HEA Group from liability for amounts owing under the Management Agreements and the Credit Facility. Although no claims have been formally asserted by the HEA Group, the agreement with the HEA Group includes a release of any potential claims the HEA Group may have relating to services provided by HFM pursuant to the Management Agreements.

         Effective upon the termination of the Management Agreements, the relevant HEA Group entities assumed direct responsibility for all management functions at the HEA Group facilities. Existing contracts for the provision by Horizon/CMS subsidiaries of therapy services and institutional pharmacy services to the HEA Group facilities will remain in effect through July 1, 1997 and December 31, 1997, respectively. Pursuant to the agreement between the parties, approximately $17.0 million in aggregate indebtedness for Ancillary Services owed to Horizon/CMS and its subsidiaries will be converted to a secured promissory note (the "Trade Note"). Monthly payments on the Trade Note will be based upon a 30-year amortization schedule with the outstanding principal balance and all accrued and unpaid interest being due and payable in five years. The Trade Note will bear interest at 8.0% per annum with repayment being secured by leasehold mortgages on 17 of the HEA Group facilities and a mortgage on one owned HEA Group facility. In addition, Horizon/CMS and its subsidiaries will release the HEA Group from liability for approximately $44.3 million in management fees, principal and interest under the Credit Facility and miscellaneous trade payables. A copy of the Compromise, Settlement, Release and Termination Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

         Horizon/CMS currently anticipates that it will recognize a non-routine charge of $46.0 million, pre-tax, or $0.56 per share, net of taxes, in its fiscal quarter ending May 31, 1997 related to the release of liability described above and the costs of severance and other restructuring measures affecting the operations previously dedicated to providing management services to the HEA Group facilities. Also, an additional charge may be required during the fourth quarter of fiscal 1997 if Horizon/CMS's current efforts to determine the fair value of the Trade Note indicate that the fair value is less than the face amount of the Trade Note. The fair value of the Trade Note will be determined based upon an evaluation of the HEA Group's ability to make scheduled payments and the value of the underlying collateral.




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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                  INFORMATION AND EXHIBITS.

         (c)      Exhibits

                  99.1 Compromise, Settlement, Release and Termination Agreement dated May 12, 1997 by and among Horizon/CMS and its subsidiaries named therein and the HEA Group.

                  99.2 Sixth Amendment dated as of May 9, 1997 to the Amended and Restated Credit Agreement dated as of September 26, 1995 by and among the Company, CMS, the Lenders named therein and NationsBank of Texas, N.A., as Agent and Issuing Bank.





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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              HORIZON/CMS HEALTHCARE CORPORATION


                              By: /s/ Scot Sauder
                                 -----------------------------------------------
                                  Scot Sauder
                                  Vice President of Legal Affairs, Secretary and
                                   General Counsel



Date: May 27, 1997.